Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT



Board of Directors
Chancellor Corporation


We consent to the incorporation by reference in Registration Statements Nos. 2-97816 and 33-8656 of Chancellor Corporation on Form S-8, as amended, of our report on the consolidated financial statements of Chancellor Corporation and Subsidiaries as of December 31, 1997 and for the years ended December 31, 1997 and 1996, appearing in this Annual Report on Form 10-KSB of Chancellor Corporation for the year ended December 31, 1997.




                                          /s/ REZNICK FEDDER & SILVERMAN
Boston, Massachusetts
April 7, 1998